UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 29, 2012

LIFE PARTNERS HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Texas

(State of incorporation)

0-7900 (Commission File Number)	74-2962475 (I.R.S. Employer ID no.)

204 Woodhew Waco, Texas (Address of Principal Executive Offices)	76712 (Zip Code)

Issuer’s telephone number, including area code: 254-751-7797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events

On August 29, 2012, Life Partners Holdings, Inc. (“we”) issued a press release announcing that we and the Texas Attorney General had agreed to defer a state court hearing on the Attorney General’s request for a temporary injunction and appointment of receiver until September 24, 2012.

The agreement continues the previously announced temporary restraining order, which prohibits the paying of dividends before the September 24 hearing. We had previously declared a dividend of $0.10 per share to be paid on or about September 15, 2012, to shareholders of record as of September 3, 2012. The September 24 hearing will likely determine if and when the dividend can be paid. If we are unable to pay the dividend before October 23, 2012, we must fix a new record date to pay a dividend.

The press release is furnished as an exhibit and is posted on our website (www.lphi.com).

The information in this Form 8-K under Item 8.01 and Exhibits 99.1 attached hereto are not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor is the information incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific referencing in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated August 29, 2012

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 30, 2012.

Life Partners Holdings, Inc.
By: /s/ R. Scott Peden
___________________________________
R. Scott Peden
General Counsel and Secretary

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EXHIBIT INDEX

DESCRIPTION OF EXHIBIT

Number	Description	Page

99.1	Press release dated August 29, 2012	4

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